EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Masters’ Select Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Masters’ Select Funds Trust for the period ended June 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Masters’ Select Funds Trust for the stated period.

/s/ Kenneth E. Gregory		/s/ John Coughlan
Kenneth E. Gregory President and Principal Executive Officer		John Coughlan Treasurer and Principal Financial Officer

Dated:	8/31/2010

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Masters’ Select Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.